UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2010

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 25, 2010, AAR CORP. (“AAR”), AAR Airlift, LLC, a newly-formed, indirect, wholly-owned subsidiary of AAR (“Purchaser”), and Xe Services LLC (“Xe”), entered into a Membership Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser will purchase the entire equity interests in Aviation Worldwide Services, L.L.C. (“AWS”), a leading provider of expeditionary airlift services and aircraft modifications to the U.S. and other government customers.  AWS, through its operating subsidiaries, Presidential Airways, Inc. and STI Aviation, Inc., provides fixed- and rotary-wing flight operations, transporting troops and cargo in support of worldwide U.S. Department of Defense and Department of State operations, and performs engineering and design modifications on specialized rotary-wing aircraft for government customers.  Under the Purchase Agreement, Purchaser also will acquire the entire equity interests in EP Aviation, LLC (“EPA”), an affiliated entity that owns and leases to AWS the aircraft used in AWS’s operations.

The aggregate consideration for the purchase will be $200,000,000 in cash, subject to a possible net asset value adjustment.  The transaction has been approved by the board of directors of AAR and by Xe, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired.  The closing remains subject to the satisfaction or waiver of customary closing conditions.  The parties currently anticipate that the transaction will be consummated during the month of April.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 2.1, and is incorporated into this Item 1.01 by reference.

The Purchase Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about AAR, the Purchaser, AWS or EPA.  The representations and warranties contained in the Purchase Agreement are made to, and solely for the benefit of, the parties to the Purchase Agreement.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement are made for the purpose of allocating risk between the parties, rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important respects by the confidential disclosure letters.

Item 8.01.   Other Events.

On March 25,  2010, AAR issued a press release announcing the execution and delivery of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1	Membership Unit Purchase Agreement dated as of March 25, 2010 by and among Xe Services LLC, AAR Airlift, LLC and, solely for the purposes set forth therein, AAR CORP.

99.1	Press Release issued by AAR CORP. dated March 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010

AAR CORP.

	By	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Unit Purchase Agreement dated as of March 25, 2010 by and among Xe Services LLC, AAR Airlift, LLC and, solely for the purposes set forth therein, AAR CORP.

99.1	Press Release issued by AAR CORP. dated March 25, 2010